UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(I.R.S. Employer Identification No.)	(State or Other Jurisdiction of Incorporation)	(Commission File Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)
(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On January 9, 2012, PS Business Parks, Inc. announced that it is calling for redemption on February 13, 2012 all outstanding depositary shares representing interests in its 7.375% Cumulative Preferred Stock, Series O (NYSE:PSBPrO) at $25 per share plus accrued dividends from January 1, 2012 through the date of redemption.  The aggregate redemption amount, before payment of accrued dividends, to be paid to all holders of the depositary shares is $84,600,000. A copy of the press release announcing the redemption is attached as Exhibit 99.1 and is incorporated herein by reference.

On January 12, 2012, PS Business Parks, Inc. announced that it is calling for redemption on February 17, 2012 all outstanding depositary shares representing interests in its 7.20% Cumulative Preferred Stock, Series M (NYSE:PSBPrM) at $25 per share plus accrued dividends from January 1, 2012 through the date of redemption.  The aggregate redemption amount, before payment of accrued dividends, to be paid to all holders of the depositary shares is $79,550,000. A copy of the press release announcing the redemption is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1—Press Release dated January 9, 2012

Exhibit 99.2— Press Release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 12, 2012

PS BUSINESS PARKS, INC.

By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Exhibit Index

Exhibit 99.1—Press Release dated January 9, 2012

Exhibit 99.2—Press Release dated January 12, 2012